UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

Social Leverage Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40059	85-4095616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8390 E. Via De Ventura

Suite F110-207

Scottsdale, Arizona 85258

(Address of principal executive offices, including zip code)

(302) 492-7522

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	SLACU	The Nasdaq Stock Market LLC
Class A common stock, included as part of the units	SLAC	The Nasdaq Stock Market LLC
Redeemable warrants, included as part of the units	SLACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 21, 2023, Social Leverage Acquisition Corp I, a blank check company incorporated in the state of Delaware (“Social Leverage,” “SLAC” or the “Company”), entered into certain Voting, Share Purchase and Non-Redemption Agreements (the “Initial Non-Redemption Agreements”) with certain unaffiliated holders (the “Initial Holders”) of the Company’s Class A common stock. Pursuant to the Initial Non-Redemption Agreements, the Initial Holders agreed, among other things, not to redeem an aggregate of 650,000 shares of Class A common stock (the “Non-Redeemed Shares”) in connection with any vote of the stockholders of the Company where such Initial Holder would otherwise have been entitled to redeem the Non-Redeemed Shares and to hold the Non-Redeemed Shares until the business day following the meeting of the stockholders of the Company at which the stockholders vote on and approve the consummation of SLAC’s initial business combination (the “Business Combination”).

On May 26, 2023, the Company entered into additional non-redemption agreements with three additional unaffiliated holders (the “Additional Holders”) with respect to certain shares of the Company’s Class A common stock currently held by or recently purchased by such Additional Holders, or which may be purchased by such Additional Holders prior to the date that is 30 days from the date of the Additional Redemption Agreements (as defined below) or such later date agreed by the Company in its absolute discretion, up to an aggregate cap of 345,220 shares of the Company’s Class A common stock (the “Additional Non-Redeemed Shares”). The Additional Holders currently hold an aggregate of approximately 297,767 shares of the Company’s Class A common stock and one of the Additional Holders may purchase up to approximately 47,453 additional shares of the Company’s Class A common stock. The additional shares of Class A common stock may be purchased by such Additional Holder either on the open market or directly, in a privately negotiated transaction, from other holders of the Company’s Class A common stock.

The Company entered into two separate forms of non-redemption agreements with the Additional Holders. With respect to 248,620 shares of the Company’s Class A common stock currently held by the Additional Holders (the “Voting Non-Redeemable Shares”), the Company entered into Voting, Share Purchase and Non-Redemption Agreements (the “Non-Redemption and Voting Agreements”), which are on materially the same terms as the Initial Non-Redemption Agreements, the form of which was previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated April 21, 2023 and incorporated by reference herein. Pursuant to the Non-Redemption and Voting Agreements, the Additional Holders have agreed to vote their respective Voting Non-Redeemable Shares in favor of certain matters to be put to a vote of the stockholders of the Company, including the consummation of the Business Combination and related transactions. With respect to 49,147 shares of the Company’s Class A common stock recently purchased by one of the Additional Holders and up to 47,453 shares of the Company’s Class A common stock which may be purchased by that Additional Holder after the date hereof (the “Non-Redeemable Shares”), the Company entered into a Share Purchase and Non-Redemption Agreement (the “Non-Redemption Agreement” and, together with the Non-Redemption and Voting Agreements, the “Additional Non-Redemption Agreements”), which requires the Additional Holder to cause such Non-Redeemable Shares to be counted as present for purposes of establishing a quorum at certain meetings of the stockholders of the Company and to abstain from voting that Holder’s Non-Redeemable Shares on certain matters to be put to a vote of the stockholders of the Company, including the consummation of the Business Combination and related transactions.

Pursuant to the Non-Redemption and Voting Agreements, the Additional Holders agreed, among other things: (i) not to redeem the Voting Non-Redeemable Shares in connection with any vote of the stockholders of the Company where such Additional Holder would otherwise have been entitled to redeem such Voting Shares; (ii) to hold the Additional Non-Redeemed Shares until the business day following the meeting of the stockholders of the Company at which the stockholders vote on and approve the consummation of the Business Combination, except that the Additional Holders may transfer the Voting Non-Redeemable Shares to other holders of Class A common stock which are subject to a non-redemption agreement with the Company on materially the same terms as the Non-Redemption and Voting Agreements; and (iii) to vote their Voting Non-Redeemable Shares in favor of certain matters to be put to a vote of the stockholders of the Company, including, among other things, the consummation of the Business Combination and related transactions.

Pursuant to the Non-Redemption Agreement, the applicable Additional Holder agreed, among other things: (i) not to redeem the Non-Redeemable Shares in connection with any vote of the stockholders of the Company where such Additional Holder would otherwise have been entitled to redeem such Non-Redeemable Shares; (ii) to hold the Non-

Redeemable Shares until the business day following the meeting of the stockholders of the Company at which the stockholders vote on and approve the consummation of the Business Combination, except that the Additional Holder may transfer the Non-Redeemable Shares to other holders of Class A common stock which are subject to a non-redemption agreement with the Company on materially the same terms as the Non-Redemption Agreements; (iii) to cause the Non-Redeemable Shares to be counted as present for purposes of establishing a quorum at certain meetings of the stockholders of the Company, and to abstain from voting their Non-Redeemable Shares in favor of certain matters to be put to a vote of the stockholders of the Company, including, among other things, the consummation of the Business Combination and related transactions, and (iv) not to purchase any Additional Non-Redeemed Shares at a price exceeding $10.22 per share of Class A common stock, being the minimum expected per-share redemption price in connection with the Company’s redemption process with respect to the Business Combination.

In consideration of the agreements described above, the Company agreed, subject to the respective Additional Holder’s compliance with their obligations under the Additional Non-Redemption Agreements, to issue to the Additional Holders (or designees of such Holders) between 1,025,640 and 1,189,089 shares of Class A common stock upon the closing of the Business Combination, depending on the number of additional Non-Redeemable Shares acquired by the Additional Holder party to the Non-Redemption Agreement following the date of the Non-Redemption Agreement. The Additional Holders will be entitled to the registration rights set forth in that certain registration rights agreement, dated as of February 11, 2021 (as may be amended from time to time), among the Company’s sponsor, Social Leverage Acquisition Sponsor I LLC (the “Sponsor”), the Company and the certain other parties thereto, with respect to such shares of the Company’s Class A common stock issued to them.

The Additional Holders will have the option to terminate the Additional Non-Redemption Agreements on July 1, 2023, if and only if the Company or W3BCLOUD Holdings Inc. (“W3BCLOUD”) do not, by June 30, 2023, execute definitive agreements with respect to any private placement transactions, debt financings or other funding to the Company or W3BCLOUD in the form of equity or convertible or non-convertible debt, which together provide for an aggregate of at least $40 million in funding to the Company or W3BCLOUD.

The Company anticipates that one of the Additional Holders may make purchases of shares of the Company’s Class A common stock following execution of the Additional Non-Redemption Agreements. The Additional Non-Redemption Agreements are expected to increase the amount of funds that remain in the Company’s trust account following the meeting of the Company’s stockholders to approve the Business Combination. The Company may enter into additional non-redemption agreements from time to time and will disclose the execution of any such further non-redemption agreements once they have been entered into.

As previously disclosed, pursuant to that certain Sponsor Letter Agreement, dated as of July 31, 2022, and as amended on April 21, 2023, by and among SLAC, W3BCLOUD, the Sponsor and certain other persons named therein (the “Insiders”), 4,312,500 shares of SLAC’s Class B common stock currently held by the Sponsor shall be transferred (or otherwise forfeited and new shares of the Company’s Class A common stock, be issued by the Company) to non-redeeming stockholders of the Company, to certain investors in a potential PIPE financing in connection with the consummation of the proposed Business Combination with W3BCLOUD or for other purposes agreed to by the Sponsor, SLAC and W3BCLOUD (the “Incentive Shares”). Any Incentive Shares which are not so utilized in connection with non-redemption agreements, PIPE financings or for other purposes agreed to by the Sponsor, SLAC and W3BCLOUD will be surrendered by the Sponsor at the closing of the proposed Business Combination with W3BCLOUD without consideration.

The foregoing summary of the Additional Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Non-Redemption and Voting Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated April 21, 2023 and incorporated by reference herein and Form of Non-Redemption Agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements”. These forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, pricing and market opportunity, the amount of interest expected to be earned on funds held in the Trust Account and the expected future redemption price, the timing of the completion of the Business Combination, including the anticipated closing date of the Business Combination and the satisfaction of closing conditions to the Business Combination and any related transactions. These statements are based on various assumptions, whether or not identified in this communication and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company and W3BCLOUD.

These forward-looking statements are subject to a number of risks and uncertainties, including (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) changes in interest rates ; (iii) the trust account becoming subject to claims of third parties; (iv) the ability to maintain the listing of the Company or the combined company’s securities on the stock exchange; and (v) those factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 29, 2023, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023, and other documents of the Company filed or to be filed with the SEC. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company cautions that the foregoing list of factors is not exclusive or exhaustive and investors should not place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no obligation to update or revise any of these statements. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Non-Redemption and Voting Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated April 21, 2023)

10.2	Form of Non-Redemption Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2023

Social Leverage Acquisition Corp I

By:	/s/ Douglas Horlick
Name:	Douglas Horlick
Title:	President and Chief Operating Officer